Exhibit 99.1

NEWS RELEASE

Drilling Tools International Corp. Reports

2025 Year End and Fourth Quarter Results

Expects Continued Growth in 2026 Consolidated Revenue, Adjusted EBITDA and Adjusted Free Cash Flow

HOUSTON — March 5, 2026 — Drilling Tools International Corp., (NASDAQ: DTI) (“DTI” or the “Company”), a global oilfield services company that designs, engineers, manufactures and provides a differentiated, rental-focused offering of tools for use in onshore and offshore horizontal and directional drilling operations, as well as other cutting-edge solutions across the well life cycle, today reported its results for the twelve months and fourth quarter ended December 31, 2025.

For the twelve months of 2025, DTI generated total consolidated revenue of $159.6 million. 2025 Tool Rental revenue was $129.6 million and Product Sale revenue totaled approximately $30.1 million. Net Loss attributable to shareholders for 2025 was a loss of approximately $3.8 million or a loss of $0.11 per share. Adjusted Net Income(1) and Adjusted Diluted EPS(1) for 2025 were $3.4 million and $0.10 per diluted share, respectively. Adjusted EBITDA(1) was $39.3 million and Adjusted Free Cash Flow(1)(2) was $19.2 million. As of December 31, 2025, DTI had $3.6 million of cash and cash equivalents, and net debt of $42.2 million.

For the fourth quarter of 2025, DTI generated total consolidated revenue of $38.5 million. Fourth quarter Tool Rental revenue was $30.4 million, and Product Sales revenue totaled approximately $8.1 million. Net Income attributable to common stockholders for the fourth quarter was $1.2 million or $0.03 per share. Adjusted Net Income(1) was $1.5 million and Adjusted Diluted EPS(1) for the fourth quarter was $0.04 per diluted share, respectively. Fourth quarter Adjusted EBITDA(1) was $10.1 million and Adjusted Free Cash Flow(1)(2) was $6.1 million.

Wayne Prejean, President, Chief Executive Officer, and interim Chairman of the Board of Directors of DTI, stated, “Our strong fourth quarter results demonstrate our ability to consistently deliver favorable returns in the face of muted industry-wide activity levels. With the help of more moderate seasonality and budget exhaustion than historical trends would have indicated, we exceeded our internal expectations for the quarter and again generated meaningful free cash flow. Despite global rig count declining nearly 7% in 2025, we are pleased that our consistent operational performance and our team’s ability to adapt to the ever-changing market environment enabled us to achieve the high-end of our guidance ranges. In addition, we have now grown annual free cash flow every year since going public, an achievement we take great pride in. This is a testament to the organization that we have built, the efficiency with which we operate and the significant demand for our tools.

“We also demonstrated prudent capital discipline in 2025 by simultaneously reducing debt and returning capital to shareholders through share buybacks. When the market softened mid-year, we were able to shift our focus away from growth capital expenditures and prioritize harvesting our cash flow. Leveraging this flexibility allowed us to pay down over $11 million of debt in the second half of the year and buy back, approximately, an additional $660,000 of common shares over the same period. This strategic decision brought down our net debt to trailing twelve-month Adjusted EBITDA multiple to a conservative 1.1x, even after recently completing four acquisitions,” added Prejean.

“Throughout 2025, our Eastern Hemisphere operations experienced immense growth. This segment nearly doubled its revenue contribution to 14% of our total revenue, and we aim to build on this momentum in 2026. We continue to believe that the downhole drilling tool industry remains fragmented, is in need of consolidation, and we intend to continue being part of the solution. The energy landscape is constantly evolving, and we plan to actively pursue deals that improve our standing within the market.

“Looking forward, we expect overall activity, particularly in the first half of 2026, to remain relatively soft. However, we have identified several potential catalysts across multiple geographies that offer upside potential in the back half of the year. We have completed four acquisitions within the last 24 months and have added industry leading tools and technological solutions while penetrating new markets. This positions us well to generate resilient results despite the subdued US Land market conditions, and as anticipated activity levels improve, we expect that the work we have done to strengthen DTI will deliver meaningful financial improvement. As an indication of the solid foundation we have built, we are introducing our 2026 outlook ranges that reflect year-over-year growth at the midpoint,” concluded Prejean.

2026 Full Year Outlook

Revenue	$155 million	—	$170 million
Adjusted EBITDA(1)	$35 million	—	$45 million
Adjusted EBITDA Margin(1)	23%	—	26%
Adjusted Free Cash Flow(1)(2)	$17 million	—	$22 million

(1)
Adjusted Net Income (Loss), Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt, and Adjusted Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” at the end of this release for a discussion of reconciliations to the most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)
Adjusted Free Cash Flow is defined as Adjusted EBITDA less Gross Capital Expenditures.

2025 Fourth Quarter Conference Call Information

DTI's 2025 fourth quarter conference call can be accessed live via dial-in or webcast on Friday, March 6, 2026 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) by dialing 201-389-0869 and asking for the DTI call at least 10 minutes prior to the start time, or via live webcast by logging onto the webcast at this URL address: https://investors.drillingtools.com/news-events/events. An audio replay will be available through March 13, 2026 by dialing 201-612-7415 and using passcode 13758213#. Also, an archive of the webcast will be available shortly after the call at https://investors.drillingtools.com/news-events/events for 90 days. Please submit any questions for management prior to the call via email to DTI@dennardlascar.com.

About Drilling Tools International Corp.

DTI is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. With roots dating back to 1984, DTI operates from 15 service and support centers across North America and maintains 11 international service and support centers across the EMEA and APAC regions. To learn more about DTI, please visit: www.drillingtools.com.

Contact:

DTI Investor Relations

Ken Dennard / Rick Black

InvestorRelations@drillingtools.com

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact included in this press release are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding DTI and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements in this press release may include, for example, statements about: (1) the demand for DTI’s products and services, which is influenced by the general level activity in the oil and gas industry; (2) DTI’s ability to retain its customers, particularly those that contribute to a large portion of its revenue; (3) DTI’s ability to employ and retain a sufficient number of skilled and qualified workers, including its key personnel; (4) DTI’s ability to source tools and raw materials at a reasonable cost; (5) DTI’s ability to market its services in a competitive industry; (6) DTI’s ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of its business; (7) potential liability for claims arising from damage or harm caused by the operation of DTI’s tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry; (8) DTI’s ability to obtain additional capital; (9) potential political, regulatory, economic and social disruptions in the countries in which DTI conducts business, including changes in tax laws or tax rates; (10) DTI’s dependence on its information technology systems, in particular Customer Order Management Portal and Support System, for the efficient operation of DTI’s business; (11) DTI’s ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change; (12) DTI’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; (13) the potential for volatility in the market price of DTI’s common stock; (14) the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation; (15) the potential for issuance of additional shares of DTI’s common stock or other equity securities; (16) DTI’s ability to maintain the listing of its common stock on Nasdaq; and (17) other risks and uncertainties separately provided to you and indicated from time to time described in DTI’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks and uncertainties including those described in Part I, Item 1A – “Risk Factors” of our Annual Report on Form 10-K filed on March 14, 2025 and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such Form 10-K. Such forward-looking statements are based on the beliefs of management of DTI, as well as assumptions made by, and information currently available to DTI’s management and are subject to numerous conditions, many of which are beyond the control of DTI. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in DTI’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Drilling Tools International Corp.
Consolidated Statements of Comprehensive Income (Loss)
(In thousands of U.S. dollars and rounded)

	Year Ended December 31,
	2025	2024
Revenue, net:
Tool rental	$129,562	$117,926
Product sale	30,064	36,520
Total revenue, net	159,626	154,446
Costs and other deductions:
Cost of tool rental revenue, exclusive of depreciation and amortization	28,911	24,110
Cost of product sale revenue, exclusive of depreciation and amortization	12,369	14,381
Selling, general, and administrative expense	82,239	78,695
Depreciation and amortization expense	27,290	23,832
Interest expense, net	5,053	3,369
Loss (gain) on asset disposal	65	(60)
Loss (gain) on remeasurement of previously held equity interest	—	(368)
Goodwill impairment	1,901	—
Other operating and non-operating expense, net	4,654	7,503
Total costs and other deductions	162,482	151,462
Income (loss) before income tax expense	(2,856)	2,984
Income tax benefit (expense)	(905)	30
Net income (loss)	$(3,761)	$3,014
Less: Net income (loss) attributable to non-controlling interest	—	—
Net income (loss) attributable to Drilling Tools International stockholders	$(3,761)	$3,014
Basic earnings (loss) per share	$(0.11)	$0.09
Diluted earnings (loss) per share	$(0.11)	$0.09
Basic weighted-average common shares outstanding	35,533,268	31,938,847
Diluted weighted-average common shares outstanding	35,533,268	32,308,179
Comprehensive income (loss):	0
Net income (loss)	$(3,761)	$3,014
Foreign currency translation adjustment, net of tax	2,541	(1,652)
Net income (loss) attributable to non-controlling interest	—	—
Net comprehensive income (loss)	$(1,220)	$1,362

Drilling Tools International Corp.
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three Months Ended December 31,
	2025	2024
Revenue, net:
Tool rental	$30,414	$31,516
Product sale	8,094	8,330
Total revenue, net	38,508	39,846
Costs and other deductions:
Cost of tool rental revenue, exclusive of depreciation and amortization	6,735	6,552
Cost of product sale revenue, exclusive of depreciation and amortization	3,291	3,602
Selling, general, and administrative expense	19,193	21,280
Depreciation and amortization expense	6,904	6,600
Interest expense, net	1,072	1,339
Loss (gain) on asset disposal	(5)	1
Loss (gain) on remeasurement of previously held equity interest	—	—
Goodwill impairment	—	—
Other operating and non-operating expense, net	220	2,262
Total costs and other deductions	37,410	41,636
Income (loss) before income tax expense	1,098	(1,790)
Income tax benefit (expense)	119	445
Net income (loss)	$1,217	$(1,345)
Less: Net income (loss) attributable to non-controlling interest	1	—
Net income (loss) attributable to Drilling Tools International stockholders	$1,216	$(1,345)
Basic earnings (loss) per share	$0.03	$(0.04)
Diluted earnings (loss) per share	$0.03	$(0.04)
Basic weighted-average common shares outstanding	35,196,495	34,704,696
Diluted weighted-average common shares outstanding	35,257,536	34,704,696
Comprehensive income (loss):
Net income (loss)	$1,217	$(1,345)
Foreign currency translation adjustment, net of tax	5	(2,405)
Net income (loss) attributable to non-controlling interest	1	—
Net comprehensive income (loss)	$1,223	$(3,750)

Drilling Tools International Corp.
Consolidated Balance Sheets (Unaudited)
(In thousands of U.S. dollars and rounded)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash	$3,648	$6,185
Accounts receivable, net	37,683	39,606
Related party note receivable, current	1,541	909
Inventories	18,149	17,502
Prepaid expenses and other current assets	3,866	3,874
Total current assets	64,887	68,076
Property, plant and equipment, net	72,602	75,571
Operating lease right-of-use asset	25,181	22,718
Intangible assets, net	39,674	37,232
Goodwill	14,616	12,147
Deferred financing costs, net	468	817
Related party note receivable, less current portion	3,836	4,262
Deposits and other long-term assets	917	1,608
Total assets	$222,181	$222,431
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,785	$11,983
Accrued expenses and other current liabilities	10,711	7,864
Current portion of operating lease liabilities	4,335	4,121
Current maturities of long-term debt	5,989	6,995
Total current liabilities	30,820	30,963
Operating lease liabilities, less current portion	21,494	18,765
Revolving line of credit	25,000	27,142
Long-term debt, less current portion	14,827	19,676
Deferred tax liabilities, net	7,167	5,926
Total liabilities	99,308	102,472
Commitments and contingencies (See Note 14)
Shareholders' equity
Common stock, $0.0001 par value, shares authorized 500,000,000 as of December 31, 2025 and December 31, 2024, 35,661,297 issued and outstanding as of December 31, 2025 and 34,704,696 shares issued and outstanding as of December 31, 2024	4	3
Less: Treasury stock at cost, 505,169 and 0 shares as of December 31, 2025 and December 31, 2024, respectively	(1,265)	—
Additional paid-in-capital	130,801	125,415
Accumulated deficit	(7,343)	(3,582)
Accumulated other comprehensive income (loss)	664	(1,877)
Total Drilling Tools International stockholder's equity	122,861	119,959
Non-controlling interest	12	—
Total Equity	122,873	119,959
Total liabilities and shareholders' equity	$222,181	$222,431

Drilling Tools International Corp.
Consolidated Statements of Cash Flows (Unaudited)
(In thousands of U.S. dollars and rounded)

	Year Ended December 31,
	2025		2024
Cash flows from operating activities:
Net income (loss)	$(3,761)		$3,014
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	27,290		23,832
Amortization of deferred financing costs	349		313
Non-cash lease expense	5,519		5,121
Unrealized loss on currency remeasurement	194		225
Write off of excess and obsolete inventory	797		—
Write off of property and equipment	720		—
Provision (recovery) for credit losses	584		424
Deferred tax expense/(benefit)	(539)		(778)
Loss (gain) on sale of property	59		(60)
Realized loss on equity securities	—		12
Unrealized (gain) loss on equity securities	—		(368)
Gain on sale of lost-in-hole equipment	(11,591)		(10,027)
Stock-based compensation expense	2,464		2,092
Interest income on related party note receivable	(207)		(151)
Goodwill impairment	1,901
Changes in operating assets and liabilities:	—
Accounts receivable, net	4,026		(4,015)
Prepaid expenses and other current assets	1,993		874
Inventories, net	953		(4,320)
Operating lease liabilities	(4,871)		(4,832)
Accounts payable	(4,755)		(78)
Accrued expenses and other current liabilities	(1,202)		(5,220)
Net cash flows from operating activities	19,923		6,058
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	(5,622)		(47,258)
Proceeds from sale of property and equipment	38		79
Purchase of property, plant and equipment	(20,147)		(22,892)
Proceeds from sale of lost-in-hole equipment	14,154		15,253
Proceeds from sale of equity securities	—		1,244
Purchases of intangible assets	(1,693)		(12)
Net cash flows from investing activities	(13,270)		(53,586)
Cash flows from financing activities:
Investment from non-controlling interest into VIE	12		—
Purchase of treasury stock	(1,265)		—
Payment of deferred financing costs	—		(722)
Proceeds from revolving line of credit	53,341		38,618
Payments on revolving line of credit	(55,483)		(11,476)
Repayment of promissory note	(903)		—
Proceeds from term loan	—		25,000
Payments on term loan	(5,000)		(3,535)
Net cash flows from financing activities	(9,298)	—	47,885
Effect of Changes in Foreign Exchange Rate	108		(175)
Net change in cash	(2,537)		182
Cash at beginning of period	6,185		6,003
Cash at end of period	$3,648		$6,185

Non-GAAP Financial Measures

This release includes Adjusted EBITDA, Adjusted Free Cash Flow, Net Debt, Adjusted Basic Earnings (Loss) Per Share, Adjusted Diluted Earnings (Loss) Per Share and Adjusted Net Income (Loss) measures. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions and (v) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business.

We believe Adjusted EBITDA and Adjusted EBITDA Margin is useful because it allows us to supplement the GAAP measures in order to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted Free Cash Flow is a supplemental non-GAAP financial measure, and we define Adjusted Free Cash Flow as Adjusted EBITDA less Gross Capital Expenditures. We use Adjusted Free Cash Flow as a financial performance measure used for planning, forecasting, and evaluating our performance. We believe that Adjusted Free Cash Flow is useful to enable investors and others to perform comparisons of current and historical performance of the Company. As a performance measure, rather than a liquidity measure, the most closely comparable GAAP measure is net income (loss).

Net Debt is a supplemental non-GAAP financial measure, and we define Net Debt as total debt less cash and cash equivalents. We use Net Debt to determine our outstanding debt obligations that would not be readily satisfied by our cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining our leverage position since we have the ability to, and may decide to, use a portion of our cash and cash equivalents to reduce debt.

We define Adjusted Net Income (Loss) as consolidated net income (loss) adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) restructuring charges, (iii) transaction and integration costs related to acquisitions, (iv) income taxes expense which is calculated by applying our effective tax rate on unadjusted net income to adjusted pre-tax income, and (v) other expenses or charges to exclude certain items that we believe are not reflective of the ongoing performance of our business. We believe Adjusted Net Income (Loss) is useful because it allows us to exclude non-recurring items in evaluating our operating performance.

We define Adjusted Basic Earnings (Loss) and Adjusted Diluted Earnings (Loss) per share as the quotient of adjusted net income (loss) and diluted weighted average common shares. We believe that Adjusted Diluted Earnings (Loss) per share provides useful information to investors because it allows us to exclude non-recurring items in evaluating our operating performance on a diluted per share basis.

This release also includes certain projections of non-GAAP financial measures. Reconciliation of these items to net income include gains or losses on sale or consolidation transactions, accelerated depreciation, impairment charges, gains or losses on retirement of debt, variations in effective tax rate and fluctuations in net working capital, which are difficult to predict and estimate and are primarily dependent on future events.

The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income to the most directly comparable GAAP financial measures for the periods indicated:

Drilling Tools International Corp.
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Year Ended December 31,
	2025	2024
Net income (loss)	$(3,761)	$3,014
Add (deduct):
Income tax expense (benefit)	905	(30)
Depreciation and amortization	27,290	23,832
Interest expense, net	5,053	3,369
Stock option expense	2,464	2,092
Management fees	750	750
Loss (gain) on sale of property	65	(60)
Loss (gain) on remeasurement of previously held equity interest	—	(368)
Goodwill impairment	1,901	—
Transaction expense	1,155	7,036
Other operating and non-operating expense, net	3,499	467
Adjusted EBITDA	$39,321	$40,102

	Three months ended December 31,
	2025	2024
Net income (loss)	$1,217	$(1,345)
Add (deduct):
Income tax expense (benefit)	(119)	(445)
Depreciation and amortization	6,904	6,600
Interest expense, net	1,072	1,339
Stock option expense	644	520
Management fees	187	187
Loss (gain) on sale of property	(5)	1
Loss (gain) on remeasurement of previously held equity interest	—	—
Goodwill impairment	—	—
Transaction expense	37	2,270
Other operating and non-operating expense, net	182	(7)
Adjusted EBITDA	$10,119	$9,120

Drilling Tools International Corp.
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Year Ended December 31,
	2025	2024
Net income (loss)	$(3,761)	$3,014
Add (deduct):
Income tax expense (benefit)	905	(30)
Depreciation and amortization	27,290	23,832
Interest expense, net	5,053	3,369
Stock option expense	2,464	2,092
Management fees	750	750
Loss (gain) on sale of property	65	(60)
Loss (gain) on remeasurement of previously held equity interest	—	(368)
Goodwill impairment	1,901	—
Transaction expense	1,155	7,036
Other operating and non-operating expense, net	3,499	467
Capital expenditures	(20,147)	(22,892)
Adjusted Free Cash Flow	$19,174	$17,210

	Three Months Ended December 31,
	2025	2024
Net income (loss)	$1,217	$(1,345)
Add (deduct):
Income tax expense (benefit)	(119)	(445)
Depreciation and amortization	6,904	6,600
Interest expense, net	1,072	1,339
Stock option expense	644	520
Management fees	187	187
Loss (gain) on sale of property	(5)	1
Loss (gain) on remeasurement of previously held equity interest	—	—
Goodwill impairment	—	—
Transaction expense	37	2,270
Other operating and non-operating expense, net	182	(7)
Capital expenditures	(4,011)	(3,214)
Adjusted Free Cash Flow	$6,108	$5,906

Drilling Tools International Corp.
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Year Ended December 31,
	2025	2024
Net income (loss)	$(3,761)	$3,014
Transaction expense	1,155	7,036
Goodwill impairment	1,901	—
Restructuring charges	1,814	—
Software implementation	568	—
Income tax expense (benefit)	905	(30)
Adjusted Income Before Tax	$2,582	$10,020
Adjusted Income tax expense (benefit)	(818)	(101)
Adjusted Net Income (loss)	$3,400	$10,121
Adjusted Basic earnings (loss) per share	$0.10	$0.32
Adjusted Diluted earnings (loss) per share	$0.10	$0.31
Basic weighted-average common shares outstanding	35,533,268	31,938,847
Diluted weighted-average common shares outstanding	35,617,481	32,308,179

	Three Months Ended December 31,
	2025	2024
Net income (loss)	$1,217	$(1,345)
Transaction expense	37	2,270
Goodwill impairment	—	—
Restructuring charges	325	—
Software implementation	(73)	—
Income tax expense (benefit)	(119)	(445)
Adjusted Income Before Tax	$1,387	$480
Adjusted Income tax expense (benefit)	(150)	119
Adjusted Net Income (loss)	$1,537	$361
Adjusted Basic earnings (loss) per share	$0.04	$0.01
Adjusted Diluted earnings (loss) per share	$0.04	$0.01
Basic weighted-average common shares outstanding	35,196,495	34,704,696
Diluted weighted-average common shares outstanding	35,257,536	34,704,696

Drilling Tools International Corp.

Reconciliation of Estimated Consolidated Net Income (Loss) to Adjusted EBITDA

(In thousands of U.S. dollars and rounded)

(Unaudited)

	Twelve Months Ended December 31, 2026
	Low	High
Net Income	$(500)	$3,000
Add (deduct)
Interest expense, net	3,000	4,500
Income tax expense	0	1,200
Depreciation and amortization	28,000	30,000
Management fees	700	800
Other expense	800	1,500
Stock option expense	3,000	4,000
Goodwill impairment	—	—
Transaction expense	—	—
Adjusted EBITDA	$35,000	$45,000
Revenue	155,000	170,000
Adjusted EBITDA Margin	23%	26%

Drilling Tools International Corp.

Reconciliation of Estimated Consolidated Net Income (Loss) to Adjusted Free Cash Flow

(In thousands of U.S. dollars and rounded)

(Unaudited)

	Twelve Months Ended December 31, 2026
	Low	High
Net Income	$(500)	$3,000
Add (deduct)
Interest expense, net	3,000	4,500
Income tax expense	0	1,200
Depreciation and amortization	28,000	30,000
Management fees	700	800
Other expense	800	1,500
Stock option expense	3,000	4,000
Goodwill impairment	—	—
Transaction expense	—	—
Capital expenditures	(18,000)	(23,000)
Adjusted Free Cash Flow	$17,000	$22,000
Adjusted Free Cash Flow Margin	11%	13%